Exhibit 3.6

Delaware PAGE    1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “NUSTAR GP, LLC”, CHANGING ITS NAME FROM "NUSTAR GP, LLC" TO "SUNOCOCORP MANAGEMENT LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF OCTOBER, A.D. 2025, AT 10:21 O`CLOCK P.M.

3137906 8100    Authentication: 204925125
SR# 20254152975    Date: 10-02-25
You may verify this certificate online at corp.delaware.gov/authver.shtml

Exhibit 3.6

Docusign Envelope ID: F344B6B2-CB80-428O-A3E0-C68F251606BC

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF FORMATION OF
NUSTAR GP, LLC

The undersigned, desiring to amend the Certificate of Formation of NuStar GP, LLC under Section 18-202 of the Delaware Limited Liability Company Act, hereby certifies as follows:
1.Name of Limited Liability Company: NuStar GP, LLC
2.The Certificate of Formation of NuStar GP, LLC is hereby amended as follows:
The name of the limited liability company is SunocoCorp Management LLC.

IN WITNESS WHEREOF, the undersigned, being an authorized person, has executed this Certificate on this, October 1, 2025.

By: /s/ Edward S. Pak
Name: Edward S. Pak
Title: Assistant General Counsel & Assistant Secretary

State of Delaware Secretary of State Division of Corporations
Delivered 10:21 PM 10/01/2025 FILED 10:21 PM 10/01/2025
SR 20254152975 - FileNumber 3137906